Exhibit 99.1

N e w s R e l e a s e	For additional information, contact:
	Joseph Stegmayer Chairman and CEO joes@cavco.com	Daniel Urness Vice President, CFO and Treasurer danu@cavco.com
Phone: 602-256-6263 On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, May 29, 2012 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 31, 2012.

Net sales for the fourth quarter of fiscal 2012 totaled $99,513,000, up 156% from $38,822,000 for the fourth quarter of fiscal year 2011.

As previously reported, Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), completed the acquisition of substantially all of the assets and assumption of certain liabilities of Palm Harbor Homes, Inc. during the quarter ended June 30, 2011. The results of these new operations have been included in Cavco’s Consolidated Financial Statements since acquisition. Palm Harbor Homes, Inc. had been in the business of manufacturing and marketing factory-built housing and providing related consumer financing and insurance products. The aggregate gross purchase price, exclusive of transaction costs, specified liabilities assumed and post-closing adjustments, was $83,900,000.

Net income for the fiscal 2012 fourth quarter was $2,888,000, compared to $1,733,000 reported in the same quarter one year ago. Net income attributable to Cavco stockholders for the fiscal 2012 fourth quarter was $1,653,000 compared to $1,609,000 reported in the same quarter one year ago. During the fiscal 2012 fourth quarter, the Company made an election pursuant to section 338(h)(10) of the Internal Revenue Code, allowing the Company to step up the tax basis of the Palm Harbor insurance group’s assets to fair value. This election offset income tax expense by $1,241,000, resulting in a net tax benefit of $502,000 for the Company in the quarter. Net income per share attributable to Cavco stockholders based on basic and diluted weighted average shares outstanding was $0.24 for the fiscal 2012 fourth quarter, versus basic and diluted net income per share of $0.24 and $0.23 in last year’s fourth quarter, respectively. Net income attributable to Cavco stockholders for the quarter ended March 31, 2012 includes one half of the $1,241,000 tax benefit from this election, consistent with Cavco’s ownership percentage of Fleetwood Homes.

For the fiscal year ended March 31, 2012, net sales increased 158% to $443,066,000 from $171,827,000 for fiscal year 2011. Net income for fiscal year 2012 was $29,728,000 compared to $4,072,000 for the prior year. Included in net income for fiscal 2012 was a gain on bargain purchase of $22,009,000 resulting from the Palm Harbor transaction, calculated in accordance with the accounting standards for business combinations. Net income attributable to Cavco stockholders for fiscal 2012 was $15,237,000 compared to $2,831,000 last year. For the fiscal year ended March 31, 2012, net income per share based on basic and diluted weighted average shares outstanding was $2.22 and $2.19, respectively, versus $0.43 and $0.41 for the prior year, respectively. Net income attributable to Cavco stockholders for the fiscal year ended March 31, 2012 includes one half of the bargain purchase gain recognized, consistent with Cavco’s ownership percentage of Fleetwood Homes.

Commenting on the final quarter of fiscal year 2012, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “The Company’s fourth quarter financial results were positive in light of the ongoing economic challenges affecting the homebuilding industry. Home sales were adversely impacted this quarter by seasonally slow winter home buying activity; however, we began to see some modest improvement in consumer interest and traffic levels at the end of the quarter. The financial services segment continued to provide sound mortgage and insurance products while being a strong contributor to our fourth quarter profitability during these difficult times.”

Mr. Stegmayer continued, “Current economic and market headwinds including low consumer confidence levels, high unemployment rates, significant underemployment, and strict mortgage underwriting standards have not changed our optimistic long-term perspective. Cavco has accomplished a strategically eventful fiscal year in which the Company grew considerably in size as well as in capability. The Palm Harbor transaction this year expanded the geographic reach of the Company as well as the diversity of our home products and provided the introduction of related mortgage and insurance business lines. With the fiscal 2012 Palm Harbor and fiscal 2010 Fleetwood Homes asset purchases, our Company is better situated to operate in the current environment and well positioned to benefit as the economy begins to improve.”

Cavco’s management will hold a conference call to review these results tomorrow, May 30, 2012, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. We are the second largest producer of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Our mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2011 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	March 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,094	$76,513
Restricted cash, current	6,331	436
Accounts receivable, net	14,871	6,571
Short-term investments	5,377	—
Current portion of consumer loans receivable, net	20,705	—
Inventories	62,246	16,036
Assets held for sale	3,903	—
Prepaid expenses and other current assets	7,848	2,495
Debtor-in-possession note receivable	—	40,060
Deferred income taxes, current	6,657	4,997

Total current assets	169,032	147,108

Restricted cash	453	—
Investments	8,825	—
Consumer loans receivable, net	98,594	—
Inventory finance notes receivable, net	24,681	17,759
Property, plant and equipment, net	50,064	35,993
Goodwill and other intangibles, net	80,915	68,859
Deferred income taxes	4,770	—

Total assets	$437,334	$269,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,732	$3,495
Accrued liabilities	58,495	26,245
Construction lending lines	4,550	—
Current portion of securitized financings	10,728	—
Noncontrolling interest note payable	—	36,000

Total current liabilities	85,505	65,740

Securitized financings	80,747	—
Deferred income taxes	16,198	17,491
Redeemable noncontrolling interest	86,541	35,819
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized;
No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized;
Outstanding 6,890,796 and 6,817,606 shares, respectively	69	68
Additional paid-in capital	131,589	129,211
Retained earnings	36,627	21,390
Accumulated other comprehensive income	58	—

Total stockholders’ equity	168,343	150,669

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$437,334	$269,719

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CAVCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales	$99,513	$38,822	$443,066	$171,827
Cost of sales	74,878	33,507	347,121	147,549

Gross profit	24,635	5,315	95,945	24,278
Selling, general and administrative expenses	20,687	5,345	79,800	21,345

Income (loss) from operations	3,948	(30)	16,145	2,933
Interest expense	(1,845)	—	(7,265)	—
Other income	283	1,071	1,338	2,028
Gain on bargain purchase	—	—	22,009	—

Income before income taxes	2,386	1,041	32,227	4,961
Income tax benefit (expense)	502	692	(2,499)	(889)

Net income	2,888	1,733	29,728	4,072
Less: net income attributable to redeemable noncontrolling interest	1,235	124	14,491	1,241

Net income attributable to Cavco common stockholders	$1,653	$1,609	$15,237	$2,831

Net income per share attributable to Cavco common stockholders:
Basic	$0.24	$0.24	$2.22	$0.43

Diluted	$0.24	$0.23	$2.19	$0.41

Weighted average shares outstanding:
Basic	6,890,796	6,817,606	6,877,437	6,637,270

Diluted	6,971,939	6,903,873	6,949,077	6,859,457

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CAVCO INDUSTRIES, INC.

OTHER OPERATING DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net sales:
Factory-built housing	$89,376	$38,822	$406,833	$171,827

Financial services	10,137	—	36,233	—

Total net sales	$99,513	$38,822	$443,066	$171,827

Capital expenditures	$154	$279	$2,427	$959
Depreciation	$651	$320	$2,318	$1,304
Amortization of other intangibles	$672	$13	$3,238	$53

Factory-built homes sold:
by Company owned stores	413	32	1,770	123

to independent dealers, builders & developers	1,477	1,063	6,090	4,663

Total factory-built homes sold	1,890	1,095	7,860	4,786

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